Schedule 14A Information

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Section 240.14a-12

TEMPLETON DEVELOPING MARKETS TRUST
Name of Person(s) Filing Proxy Statement, other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Franklin Templeton 300 S.E. 2nd Street Fort Lauderdale, Florida 33301 tel (800) 632-2301 franklintempleton.com

September 1, 2020

IMPORTANT DEADLINE

Subject: TEMPLETON DEVELOPING MARKETS TRUST

Dear Valued Shareholder:

As a shareholder of Templeton Developing Markets Trust, you are an important part of the decisions made regarding the fund. We are requesting your prompt response pertaining to important operating initiatives. We need to hear from you no later than September 8, 2020.

It is very important that we speak to you regarding this matter. The call will only take a few minutes of your time and there is no confidential information required.

Please contact our proxy vendor, AST Fund Solutions, toll-free at (800) 755-3105 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday. At the time of the call please reference the number listed below.

Thank you.

Lori A. Weber

Vice President and Secretary

Templeton Developing Markets Trust

REFERENCE NUMBER: 123456789